                                                                  EXECUTION COPY

                                                                EXHIBIT 4(a)(15)



================================================================================


                              UTILICORP UNITED INC.




                                       and


                           BANK ONE TRUST COMPANY, NA
        (as successor in interest to The First National Bank of Chicago)
                                   as Trustee



                              ---------------------



                       Senior Floating Rate Notes due 2002


                              ---------------------



                        FOURTEENTH SUPPLEMENTAL INDENTURE

                          Dated as of November 20, 2000




                              ---------------------


================================================================================

                                TABLE OF CONTENTS


                                                                           PAGE
ARTICLE ONE DEFINITIONS.......................................................2
ARTICLE TWO TERMS AND ISSUANCE OF THE SENIOR NOTES............................3
         Section 201.  Issue of Senior Notes..................................3
         Section 202.  Form of Senior Notes; Incorporation of Terms...........3
         Section 203.  Place of Payment.......................................3
         Section 204.  Limitation on Issuance of Mortgage Bonds...............3
ARTICLE THREE MISCELLANEOUS...................................................4
         Section 301.  Execution of Supplemental Indenture....................4
         Section 302.  Conflict With Trust Indenture Act......................4
         Section 303.  Effect of Headings.....................................4
         Section 304.  Successors and Assigns.................................4
         Section 305.  Separability Clause....................................5
         Section 306.  Benefits of Fourteenth Supplemental Indenture..........5
         Section 307.  Governing Law..........................................5
         Section 308.  Execution and Counterparts.............................5
EXHIBIT A...................................................................A-1

                  FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of November 20, 2000 (herein called the "Fourteenth Supplemental Indenture"), between UTILICORP UNITED INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), party of the first part, and BANK ONE TRUST COMPANY, NA (as successor in interest toThe First National Bank of Chicago), a national banking association duly organized and existing under the laws of the United States, as Trustee under the Original Indenture referred to below (hereinafter called the "Trustee"), party of the second part.

                                   WITNESSETH:
                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 1, 1990 (hereinafter called the "Original Indenture"), to provide for the issuance from time to time of certain of its unsecured senior notes (hereinafter called the "Securities"), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture; and
                  WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 201 and 301 of the Original Indenture; and
                  WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $250,000,000 to be designated the "Senior Floating Rate Notes due 2002" (the "Senior Notes"), and all action on the part of the Company necessary to authorize the issuance of the Senior Notes under the Original Indenture and this Fourteenth Supplemental Indenture has been duly taken; and

                  WHEREAS, all acts and things necessary to make the Senior Notes when executed by the Company and completed, authenticated and delivered by the Trustee as in the Original Indenture and this Fourteenth Supplemental Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed; and
                  WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, add to the covenants of the Company for the benefit of the Holders of all or any series of Securities; and
                  WHEREAS, the Company desires to limit the issuance of Mortgage Bonds under its General Mortgage (as hereinafter defined) as set forth in
Section 204 of this Fourteenth Supplemental Indenture for the benefit of the Holders of the Senior Notes;
                  NOW, THEREFORE, THIS FOURTEENTH SUPPLEMENTAL INDENTURE
WITNESSETH:
                  That in consideration of the premises, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Senior Notes, as follows:


                                   ARTICLE ONE

                                   DEFINITIONS

                  The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the form of Senior Note attached hereto as Exhibit A.

                                   ARTICLE TWO

                     TERMS AND ISSUANCE OF THE SENIOR NOTES

                  Section 201. ISSUE OF SENIOR NOTES. A series of Securities which shall be designated the "Senior Floating Rate Notes due 2002" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this Fourteenth Supplemental Indenture (including the form of Senior Note set forth as Exhibit A hereto). The aggregate principal amount of Senior Notes of the series created hereby which may be authenticated and delivered under the Original Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $250,000,000.
                  Section 202. FORM OF SENIOR NOTES; INCORPORATION OF TERMS. The form of the Senior Notes shall be substantially in the form of Exhibit A attached hereto. The terms of such Senior Notes are herein incorporated by reference and are part of this Fourteenth Supplemental Indenture.
                  Section 203. PLACE OF PAYMENT. The Place of Payment will be initially the corporate trust offices of the Trustee which, at the date hereof, are located at Bank One Trust Company, NA, One Bank One Plaza, Suite 0126, Chicago, Illinois 60670-0126.
                  Section 204. LIMITATION ON ISSUANCE OF MORTGAGE BONDS. The Company will not (a) issue any Mortgage Bonds under its General Mortgage Indenture and Deed of Trust, dated September 15, 1988, between the Company and Commerce Bank of Kansas City, N.A., as Trustee (the "General Mortgage"); (b) following the consummation of the Company's acquisition of St. Joseph Power & Light Company, issue any debenture or other obligation or instrument under such entity's Indenture of Mortgage and Deed of Trust, dated as of April 1, 1946, as amended and supplemented; or (c) following the consummation of the Company's acquisition of Empire District Electric Company, issue any debenture or other obligation or instrument under such entity's Indenture of Mortgage and Deed of Trust, dated as of September 1, 1944, as amended and supplemented; PROVIDED, HOWEVER, that any such issuance of any debenture or other obligation or instrument under any indenture referenced in (a), (b) or (c) shall be permitted where the Company directly secures the Senior Notes issued pursuant to this Fourteenth Supplemental Indenture equally and ratably with such debenture or other obligation or instrument issued under such indenture.


                                  ARTICLE THREE

                                  MISCELLANEOUS

                  Section 301. EXECUTION OF SUPPLEMENTAL INDENTURE. This Fourteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Fourteenth Supplemental Indenture forms a part thereof.
                  Section 302. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Fourteenth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
                  Section 303. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
                  Section 304. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Fourteenth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  Section 305. SEPARABILITY CLAUSE. In case any provision in this Fourteenth Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
                  Section 306. BENEFITS OF FOURTEENTH SUPPLEMENTAL INDENTURE. Nothing in this Fourteenth Supplemental Indenture or in the Senior Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the holders, any benefit or any legal or equitable right, remedy or claim under this Fourteenth Supplemental Indenture.
                  Section 307. GOVERNING LAW. This Fourteenth Supplemental Indenture and each Senior Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.
                  Section 308. EXECUTION AND COUNTERPARTS. This Fourteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.
                                      UTILICORP UNITED INC.


[Seal]                                By:   /s/ Dale J. Wolf
                                         ---------------------------------------
                                         Name:  Dale J. Wolf
                                         Title: Vice President, Finance,
                                                Treasurer and Secretary



Attest:


By:   /s/ Douglas P. Evanson
   ---------------------------------
   Name:  Douglas P. Evanson
   Title: Assistant Treasurer



                                      BANK ONE TRUST COMPANY, NA,
                                       as Trustee


[Seal]                                By:   /s/ Leland Hansen
                                         ---------------------------------------
                                         Name:  Leland Hansen
                                         Title: Asst. Vice President


Attest:


By:   /s/ Joan Blume
   -----------------------------------------
   Name:  Joan Blume
   Title: Trust Officer

STATE OF Missouri    )
                     )  ss.:
COUNTY OF Jackson    )


                  On the 20th day of November, 2000, before me personally came Dale J. Wolf, to me known, who, being by me duly sworn, did depose and say that he/she is Vice President of UtiliCorp United Inc., the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

                                      /s/ Lewisann Rosenberger
                                      Notary Public,
                                      State of Missouri


STATE OF Illinois   )
                    ) ss.:
COUNTY OF Cook      )


                  On the 20th day of November, 2000, before me personally came Leland Hansen, to me known, who, being by me duly sworn, did depose and say that he/she is Asst Vice President of Bank One Trust Company, NA, the national banking association described in and which executed the foregoing instrument; that he/she knows the seal of said association; that the seal affixed to said instrument is such association seal; that it was so affixed by authority of the Board of Directors of said association, and that he/she signed his/her name thereto by like authority.

                                      /s/ Nelda Sierra
                                      Notary Public,
                                      State of Illinois

                                                                       EXHIBIT A


                          [FORM OF FACE OF SENIOR NOTE]



                              UTILICORP UNITED INC.

                       SENIOR FLOATING RATE NOTE DUE 2002

Number R-1                                                          $250,000,000
                                                                CUSIP __________


                  UTILICORP UNITED INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of TWO HUNDRED AND FIFTY MILLION DOLLARS ($250,000,000) on May 15, 2002, and to pay interest thereon from November 20, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 15, May 15, August 15 and November 15 in each year, commencing February 15, 2001, at the rates determined quarterly described on the reverse hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rate per annum on any overdue principal and premium, if any, and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the 15th calendar day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, in which event notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company may pay principal by check payable in such money or by wire transfer to a dollar account maintained by the holder (if the holder of the Security holds an aggregate principal amount of Securities in excess of $5,000,000). The Company may pay interest by mailing a dollar check to a holder's registered address or, upon application by the holder hereof to the Security Registrar, not later than the applicable record date, by wire transfer to a dollar account maintained by the holder (if the holder of the Security holds an aggregate principal amount of Securities in excess of $5,000,000).

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                    UTILICORP UNITED INC.


Dated:   November __, 2000          By: ________________________________________
                                        Name:
                                        Title:


                                    Attest:



                                    By: ________________________________________
                                        Name:
                                        Title:


TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

This is one of the Senior
Notes of the series designated
herein referred to in the
within-mentioned Indenture


BANK ONE TRUST COMPANY, NA,
   as Trustee



By: _________________________________

                        [FORM OF REVERSE OF SENIOR NOTE]


                              UTILICORP UNITED INC.

                       SENIOR FLOATING RATE NOTE DUE 2002


                  This Senior Note is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1990, as amended and supplemented by the Fourteenth Supplemental Indenture dated as of November 20, 2000 (as amended and supplemented, the "Indenture"), between the Company and Bank One Trust Company, NA (as successor in interest to The First National Bank of Chicago), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $250,000,000.

                  1. INTEREST RATE. This Security will bear interest for each Interest Period (as defined below) at a per annum rate determined by Bank One Trust Company, NA, or its successor appointed by the Company acting as Calculation Agent (the "Calculation Agent"). Such Interest Rate will be equal to LIBOR (as defined below) on the second London business day (as defined below) immediately preceding the first day of such Interest Period (an "Interest Determination Date") PLUS the applicable Spread (as defined below); PROVIDED, HOWEVER, that the Interest Rate may be determined without reference to LIBOR pursuant to subsection (c), below.

                  The "Spread" shall be defined as (x) 0.875% PLUS (y) any applicable Total Adjustment Amount (as defined below) pursuant to subsection (b) below.

                  For purposes of the calculation of the Interest Rate, "London business day" is defined as a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date, are expected to be transacted, in the London interbank market.

                  "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London business day immediately following the Interest Determination Date ("three month deposits") in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 (as defined below), or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date (the "reported rate").

                  "Telerate Page 3750" means the display designated on page "3750" on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  The period commencing on an Interest Payment Date and ending on the day preceding the next succeeding Interest Payment Date shall be an "Interest Period," PROVIDED, HOWEVER, that the first Interest Period shall begin on the date of the issuance of this Security and extend through February 14, 2001, the day preceding the first Interest Payment Date.

                  Promptly upon a determination that the Interest Rate is equal to other than the sum of LIBOR plus 0.875%, the Calculation Agent shall notify the Trustee of the Interest Rate for the applicable Interest Period. Upon the request of a Holder of a Security, the Calculation Agent shall provide to such Holder the Interest Rate in effect on the date of such request and, if determined, the Interest Rate for the next Interest Period.

                  Interest on the Security will be calculated on the basis of the actual number of days for which interest is payable in the relevant Interest Period, divided by 360. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

                  (a) In the event Moody's Investors Service, Inc. ("Moody's), on the one hand, or Standard & Poor's Rating Service ("S&P") or Fitch IBCA ("Fitch"), on the other hand, have assigned to the Company's long-term unsecured debt a rating (a "Rating") listed under their respective names in the table immediately below as of an Interest Determination Date, the Calculation Agent shall use the Adjustment Amount opposite such Rating (an "Adjustment Amount") to determine the calculation of the Total Adjustment Amount. The "Total Adjustment Amount" shall be the sum of (i) the applicable Moody Adjustment Amount (as defined in the table below), if any, PLUS (ii) the higher of (A) the applicable S&P Adjustment Amount (as defined in the table below), if any, and (B) the applicable Fitch Adjustment Amount (as defined in the table below), if any. Adjustment Amounts, if any, shall be determined by the Calculation Agent based on the table immediately below and the respective Ratings of Moody's, S&P and Fitch as of the Interest Determination Date. Neither this paragraph nor the table below shall apply to the first Interest Period.

                            INTEREST RATE ADJUSTMENTS


                           MOODY'S RATING        "MOODY ADJUSTMENT AMOUNT"
                           Baa3                           0.000%
                           Ba1                            0.500%
                           Ba2                            1.000%
                           Ba3 or lower                   1.500%


                           S&P RATING            "S&P ADJUSTMENT AMOUNT"
                           BBB-                           0.300%
                           BB+                            0.800%
                           BB                             1.300%
                           BB- or lower                   1.800%

                           FITCH RATING          "FITCH ADJUSTMENT AMOUNT"
                           BBB-                           0.300%
                           BB+                            0.800%
                           BB                             1.300%
                           BB- or lower                   1.800%

                  (b) If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the Interest Rate for the Security as follows:


                  (i) In the event the reported rate cannot be determined as of approximately 11:00 a.m. London time on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (a "rate quotation") at which three month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m. London time on such Interest Determination Date, that is representative of single transactions at such time ("representative amounts"). If at least two rate quotations are provided, the Interest Rate will be the arithmetic mean of the rate quotations obtained by the Calculation agent, plus the applicable Spread.

                  (ii) In the event the reported rate cannot be determined and there are fewer than two rate quotations, the Interest Rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. New York City time on such Interest Determination Date, by three major banks in New York City, selected by the Calculation Agent (after consultation with the Company), for loans in representative amounts in U.S. dollars to leading European banks, having an index maturity of three months for a period commencing on the second London business day immediately following such Interest Determination Date, plus the applicable Spread; PROVIDED, HOWEVER, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the Interest Rate for the applicable period will be the same as the Interest Rate in effect for the immediately preceding Interest Period.

                  2. SINKING FUND. This Security is not subject to any sinking fund.

                  3. REDEMPTION. This Security may be redeemed at the option of the Company on any Interest Payment Date beginning May 15, 2001, in whole or in part, at 100% of the principal amount then outstanding, plus accrued and unpaid interest on such Interest Payment Date. Any redemption hereunder shall be made following prior notice given to the relevant Holder(s) not more than 60 nor less than 30 days prior to such redemption date. In the event of redemption of this Security in part only, a new Security for the unredeemed portion hereof shall be issued in the name of the relevant Holder(s) hereof upon surrender hereof.

                  4. DEFEASANCE. The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

                  5. EVENTS OF DEFAULT. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  6. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  7. OBLIGATION OF THE COMPANY. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  8. EXCHANGE OF SECURITY. This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

                  9. TRANSFERS OF SECURITY. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  10. DENOMINATIONS OF SECURITY. The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  11. NO SERVICE CHARGE. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  12. PERSONS DEEMED OWNERS. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  13. GOVERNING LAW. This Security shall be governed by and construed in accordance with the laws of the State of New York.

                  14. TERMS. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  15. CUSIP NUMBER. Pursuant to a recommendation promulgated by the Committee on Uniform Security Administration Procedures, the Company has caused a CUSIP number to be printed on this Security and the Trustee may use such CUSIP number in notices as a convenience to Holders. No representation is made as to the accuracy of the CUSIP number either printed on this Security or as contained in any notice and reliance may be placed only on other identification numbers placed thereon.